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     EXHIBIT 23 (p)(1) - CODE OF ETHICS -- TRANSAMERICA FUND ADVISORS, INC.

                        TRANSAMERICA FUND ADVISORS, INC.

                                 CODE OF ETHICS

I.       INTRODUCTION AND STANDARDS

         A.       Adoption of the Code of Ethics

         Transamerica Fund Advisors, Inc. ("TFAI" or "Adviser") has adopted this code of ethics (the "Code") in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"). Anyone with questions regarding the Code or its application should contact TFAI's Chief Compliance Officer ("TFAI CCO") or his/her delegate.

         B.       Standards of Business Conduct

         The Code is designed to ensure that Supervised Persons (as defined in Section II below) place the interests of TFAI clients before their own personal interests at all times. Given the access that Supervised Persons may have to proprietary and client information, TFAI and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading.

         Each Supervised Person should keep in mind the following general principles:

                  1. Persons to whom the Code is applicable are fiduciaries. No person to whom this Code is applicable should knowingly place his or her own interests ahead of those of any of TFAI's clients, the mutual funds for which TFAI serves as investment adviser and series thereof (each, a "Portfolio"), or their shareholders;

                  2. No person to whom the Code is applicable should use knowledge of transactions by a client of TFAI to his or her profit or advantage, or take inappropriate advantage of his or her position with any client;

                  3. All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility with any client;

                  4. Information concerning the composition of a client's security holdings is confidential;

                  5. Failure to comply with this Code may result in disciplinary action, including termination of employment; and

                  6.       The purpose of this Code is to protect TFAI's clients
                           by:

                           a.       deterring misconduct,



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


                           b.       educating employees regarding the
                                    expectations and laws governing their
                                    conduct,

                           c. guarding against violations of the federal securities laws, and

                           d. establishing procedures for employees to follow in order to comply with TFAI's ethical principles.

         Furthermore, the Adviser seeks to foster a reputation for integrity and professionalism. The confidence and trust placed in the portfolios it advises by investors is something TFAI values and endeavors to protect. To further that goal, this Code is designed to prevent persons with access to a Portfolio's trading information from engaging in inappropriate personal investing in connection with a security held or to be acquired by a Portfolio and avoid conflicts of interest in connection with personal securities transactions.

         C.       Distribution and Certificates

         The Legal and Compliance Unit of TFAI shall distribute to each Supervised Person a copy of the Code and any amendments thereto. Upon becoming subject to the Code and upon any amendments thereafter, all persons to whom the Code is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Code on the form in Appendix A, and promptly return it to the TFAI CCO or his/her delegate.

II.      GENERAL DEFINITIONS

         A. "Access Persons" include any directors and officers (or other person occupying a similar status or performing similar functions) of TFAI, any natural person who controls TFAI and who obtains information concerning recommendations made to clients of TFAI regarding the purchase or sale of securities by such clients, as well as any other Supervised Person who:

                  1. Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund advised, sub-advised or underwritten by TFAI or an affiliate of TFAI; or

                  2. Is involved in, or whose functions relate to, making securities recommendations to clients of TFAI; has access to such recommendations that are nonpublic; or makes, participates in, or obtains information regarding the purchase or sale of securities by TFAI's clients.

         B. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

         C. "Beneficial Ownership" is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. A Supervised Person who has questions regarding the definition of this term should consult the TFAI CCO.

         D. "Client" refers to any entity (e.g., mutual fund, person or corporation) for which TFAI provides an advisory service or to which it has a fiduciary responsibility.

         E. "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

         F.       "Fund" means an investment company registered under the 1940
                  Act.

         G. "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         H. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 thereunder.

         I. "Purchase or sale" includes the writing of an option to purchase or sell.

         J.       "Reportable Security" means a security as defined under
                  section 202(a)(18) of the Advisers Act, including, for example, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Excluded from this definition are:

                  1.       Direct obligations of the Government of the United
                           States;

                  2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                  3.       Shares issued by money market funds;

                  4. Shares of open-end funds other than funds for which TFAI, or an entity that controls, is controlled by or under common control with TFAI, acts as the investment adviser, sub-adviser or principal underwriter, including, without limitation, Transamerica IDEX Mutual Funds, AEGON/Transamerica Series Fund, Inc., Transamerica Investors, Inc., and Diversified Investors Funds; and,



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                  5.       Shares issued by unit investment trusts that invest
                           in open-end funds described above in Section II.J.4.

         K.       "Supervised Persons" include:

                  1. Any directors and officers (or other person occupying a similar status or performing similar functions) and employees of TFAI; and

                  2. All other persons who provide investment advice on behalf of TFAI and are subject to the supervision and control of TFAI.1

III.     LEGAL REQUIREMENTS UNDER 17j-1

It is the policy of TFAI and the Portfolios that no Access Person, or person otherwise affiliated with TFAI, shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1 under the 1940 Act.

         A. Rule 17j-1(b) under the 1940 Act makes it unlawful for any Access Person, or person otherwise affiliated with TFAI, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" by any
                  Portfolio:

                  1. To employ any device, scheme or artifice to defraud a Portfolio;

                  2. To make any untrue statement of a material fact to a Portfolio or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to a Portfolio, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Portfolio; or

                  4. To engage in any manipulative practice with respect to a Portfolio.

         B. A security is considered to be "held or to be acquired" if it is a Reportable Security (or an option to purchase or sell, or a security convertible into or exchangeable for, a Reportable Security) and within the most recent 15 days:

                  1.       the security is or has been held by a Portfolio, or

                  2. the security is being or has been considered by a Portfolio or its investment adviser (including TFAI and a sub-adviser) for a Portfolio for purchase by a Portfolio.

IV.      REPORTING REQUIREMENTS

         A. In order to provide the TFAI CCO or his/her delegate with information to identify improper trades or patterns of trading by Access Person and determine with reasonable assurance whether



----------

(1) For example, employees of affiliates of TFAI who serve on the TFAI investment committee for the asset allocation funds for which TFAI serve as investment adviser are "Supervised Persons" for the purpose of this definition.

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                  certain of TFAI's compliance policies are being observed by
                  Access Persons, the following reports shall be completed and submitted to the TFAI CCO or his/her delegate.

                  1. Initial Holdings Reports. Each person, upon becoming an Access Person, shall within 10 days after becoming an Access Person submit a report in the form attached hereto as Appendix B (an "Initial Holdings Report") showing all holdings in Reportable Securities in which the person had any direct or indirect Beneficial Ownership at the time he or she became an Access Person. This Initial Holdings Report shall also indicate any brokers, dealers or banks with which the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person. Such reports need not show holdings over which such person had no direct or indirect influence or control. This report must be current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person.

                  2. Quarterly Transaction Reports. Each Access Person shall submit reports each calendar quarter in the form attached hereto as Appendix C (a "Securities Transaction Report") showing all transactions in Reportable Securities in which the person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership. Securities Transaction Reports must be transmitted no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

                  3. Annual Holdings Reports. Each Access Person, shall by the 30th day of January of each year submit a report in the form attached hereto as Appendix B (an "Annual Holdings Report") showing all holdings in Reportable Securities in which the person had any direct or indirect Beneficial Ownership within the previous calendar year. This Annual Holdings Report shall also indicate any brokers, dealers or banks with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Such report need not show holdings over which such person had no direct or indirect influence or control. The information in the report must be current as of a date no more than 45 days before the report is submitted.

         B.       Exceptions from Reporting Requirements

                  An Access Person need not submit:

                  1. Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

                  2. A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; and

                  3. A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the TFAI CCO or his/her delegate holds in his/her records so long as he/she receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

         C.       Review of Periodic Reports.

                  1. The TFAI CCO or his/her delegate shall periodically review such reports, duplicate confirmations, and account statements, and maintain copies thereof as required by this Code, with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility within TFAI or TFAI's clients. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under the Code and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material. The TFAI CCO or his/her delegate will review the reports in light of such factors that he/she deems appropriate, which may include, among others:

                           a. An assessment of whether the Access Person followed any required internal procedures, such as pre-clearance;

                           b. Comparison of personal trading to any restricted investments; and

                           c. Periodically analyzing the Access Person's trading for patterns that may indicate abuse, including market timing.

                  2. The TFAI CCO shall establish and maintain records of Access Persons who are required to make periodic reports under this Section of the Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The TFAI CCO shall notify each Access Person who is required to make periodic reports of their obligations under this Section of the Code.

V.       PRE-CLEARANCE OF CERTAIN INVESTMENTS

Access Persons must obtain approval from the TFAI CCO before they directly or indirectly acquire beneficial ownership in any security in an initial public offering or in a limited offering. Solely for purposes of this Section V, "Access Person" includes any employee of a company in a control relationship to TFAI who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by TFAI's clients.

VI.      COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

Each Supervised Person is required to comply with applicable federal securities laws. To fulfill this requirement, each Supervised Person is required to comply with TFAI's compliance manual as well as the compliance manuals of the Portfolios, each as amended from time to time, to the extent applicable to such Supervised Person.

VII.     ADDITIONAL RESTRICTIONS

In furtherance of the standards for personal trading set forth herein, TFAI maintains the following additional restrictions on the personal trading and other activities of Supervised Persons

         A.       Minimum Investment Holding Period and Market Timing
                  Prohibition

                  1. Supervised Persons are subject to a minimum holding period of 60 days for all transactions in funds for which TFAI, or an entity that controls, is controlled by or under common control with TFAI, acts as the investment adviser, sub-adviser or principal underwriter, including, without limitation, Transamerica IDEX Mutual Funds, AEGON/Transamerica Series Fund, Inc., Transamerica Investors, Inc., and Diversified Investors Funds.

                  2. Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any fund identified in VII. A. 1. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

         B. Personal Interests. Regardless of whether an activity is specifically addressed under this Code or TFAI's compliance manual, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of TFAI and its clients.

         C.       Trade Reversals and Disciplinary Action

                  1. Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm's fiduciary responsibility or a violation of the Code, subject to the determinations of the TFAI CCO. Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict.

                  2. Violations will be reported, when deemed appropriate or required, to the directors or trustees of any affected Portfolio.

VIII.    REPORTS TO THE PORTFOLIOS, ADMINISTRATION AND SANCTIONS

         A.       Annual Reports.

                  1. The Boards of Directors/Trustees of the Portfolios ("Boards") shall receive and consider annual reports from the TFAI CCO or his/her delegate which summarizes existing procedures for compliance with this Code, describes any issues arising under this Code since the last report (including, without limitation, reports of any material violations of this Code or its compliance procedures and any resulting sanctions), summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon TFAI's experience with the Code, evolving industry practice, or developments in applicable laws or regulations.

                  2. The annual report must certify that TFAI has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         B. Quarterly Reports. The Boards shall receive a quarterly report from the TFAI CCO or his/her delegate with respect to any material violations requiring significant remedial action during the preceding calendar quarter.

         C. Approval and Amendments. Following the initial approval of the Code by the Boards, any material change to the Code must be approved by the Board of the applicable Portfolio within six months of such amendment. In connection with any such approval, the Board(s) shall be provided with a certification from TFAI that TFAI has adopted procedures reasonable necessary to prevent its Access Persons from violating this Code.

         D. Sanctions. Compliance with the Code is a condition of employment. The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact TFAI and its clients and may constitute a violation of federal securities laws. TFAI strongly encourages persons that are subject to this Code to contact the TFAI CCO in case they have questions regarding its application or potential violations of the Code. Supervised Persons must report any violations of the Code promptly to the TFAI CCO.

                  TFAI, acting independently or upon recommendation, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

IX.      BOOKS AND RECORDS TO BE MAINTAINED BY INVESTMENT ADVISERS

         A. A copy of this Code and any other code of ethics adopted by TFAI pursuant to Rule 204A-1 and Rule 17j-1 that has been in effect during the past five years;

         B. A record of any violation of the Code, and any action taken as a result of that violation shall be preserved for a period of no less than five years from the end of the fiscal year in which it is made, the first two years in an office of TFAI;

         C. A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person;

         D. A record of each report (or materials in lieu thereof as permitted under Section IV.B.3) made by an Access Person shall be preserved for a period of no less than five years from the end of the fiscal year in which it is made, the first two years in an office of TFAI;

         E. A record of the names of persons who are currently, or within the past five years were, Access Persons (or otherwise required to submit reports under a code of ethics), and a record of persons who are or were responsible for reviewing such reports;

         F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted; and

         G. Any other such record as may be required under the Code shall be preserved for a period of no less than five years from the end of the fiscal year in which it is generated, the first two years in an office of TFAI.


Adopted: February 1, 2005



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Appendix A to the Code of Ethics:


                        ACKNOWLEDGMENT AND CERTIFICATION


I acknowledge receipt of the Code of Ethics of Transamerica Fund Advisors, Inc. or any amendment thereto. I have read and understand this Code of Ethics and agree to be governed by it at all times.



--------------------------------------------
(signature)


--------------------------------------------
(printed name)


Date:
     ---------------------------------------



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


Appendix B to the Code of Ethics:

                  DISCLOSURE OF REPORTABLE SECURITIES HOLDINGS

SELECT ONE:  [ ] INITIAL HOLDINGS REPORT
             [ ] ANNUAL HOLDINGS REPORT

This report shall set forth information on your holdings in Reportable Securities* in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, as required by the Code of Ethics. (Please see the Code of Ethics for more information.) Please return this Disclosure statement to Tony Pedata, Mail bin 305E620.

NAME OF SECURITY (AND, AS APPLICABLE,
EXCHANGE TICKER SYMBOL OR CUSIP), NUMBER                TYPE OF SECURITY (COMMON         NAME OF BROKER -       ACCOUNT
OF SHARES AND PRINCIPAL AMOUNT                          BOND, OPTION, ETC.)              DEALER OR BANK         NUMBER
-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------


-----------------------------------------------------   ------------------------------   --------------------   -----------------

This report shall not be construed as an admission that I have any direct or indirect beneficial ownership in the securities to which this report relates.

To the best of my knowledge, I certify that I have disclosed all of my Reportable Securities holdings.

--------------------  -------------------------  ---------  -----------
PRINT NAME            SIGNATURE                  DATE       YEAR ENDED
                                                            (FOR ANNUAL
                                                            REPORTS ONLY)

* Please refer to the definition of "Reportable Securities" included in the Code of Ethics.

Information for initial reports must be current as of a date no more than 45 days prior to the date you become an "Access Person." Information for annual reports must be current as of a date no more than 45 days before you submit your report.



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


Appendix C to the Code of Ethics:

                          QUARTERLY TRANSACTIONS REPORT

This report of Reportable Securities transactions pursuant to the Code of Ethics must be completed, signed, and submitted to Tony Pedata not later than 30 days after the end of each calendar quarter and must cover, at a minimum, all transactions during the quarter. Refer to the Code of Ethics for further instructions. If you have no transactions to report, please check the box below and sign the Report.

                      SECURITY NAME, DESCRIPTION,
                      TYPE OF SECURITY, TICKER                                                                    DATE PRE-CLEARANCE
             BUY,     SYMBOL OR CUSIP NUMBER                                                     BROKER -         OBTAINED FROM
TRADE        SELL OR  INTEREST RATE AND MATURITY                                 PRINCIPAL       DEALER OR        FUND COMPLIANCE
DATE         OTHER    DATE (AS APPLICABLE)                QUANTITY     PRICE     AMOUNT          BANK             (AS APPLICABLE)
----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------


----------   -------  ---------------------------------   ----------   -------   -------------   --------------   ------------------

This report shall not be construed as an admission that I have any direct or indirect beneficial ownership in the securities to which this report relates.

[ ] I had no personal Reportable Securities transactions during the preceding calendar quarter that were required to be reported.



------------------   ----------------   ---------------    ------------
(Print Name)         (Signature)        (Quarter Ending)   (Date)


RETURN TO:  Tony Pedata, 3rd Floor, Mail Bin 305E620



                                       11